EXHIBIT 3.2

BYLAWS

OF

LENDWAY, INC.

(the “Corporation”)

ARTICLE I MEETINGS OF STOCKHOLDERS

Section 1.01 Place of Meetings. Each meeting of the stockholders shall be held at the principal place of business of the Corporation or at such other place as may be designated by the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) or the Chief Executive Officer; provided, however, that any meeting called by or at the demand of a stockholder or stockholders shall be held in the county where the principal place of business of the Corporation is located. The Board of Directors may determine that stockholders not physically present in person or by proxy at a stockholder meeting may, by means of remote communication, participate in a stockholder meeting held at a designated place. The Board of Directors also may determine that a meeting of the stockholders shall not be held at a physical place, but instead solely by means of remote communication. Participation by remote communication constitutes presence at the meeting.

Section 1.02 Regular Meetings. Regular meetings of the stockholders may be held on an annual basis on a date and at a time as determined by the Board of Directors; provided, however, that if a regular meeting has not been held during the immediately preceding 13 months, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director. At each regular meeting the stockholders shall elect qualified successors for directors whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business as may properly come before them, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

Section 1.03 Special Meetings. A special meeting of the stockholders may be called for any purpose or purposes at any time by the Chief Executive Officer; by the Chief Financial Officer; by the Board of Directors or any two or more members thereof; by the Chairman; or by one or more stockholders holding not less than ten percent (10%) of the voting power of all shares of the Corporation entitled to vote, who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the Corporation specifying the purposes of such meeting (a “Stockholder Special Meeting Notice”), except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by twenty-five percent (25%) or more of the voting power of all shares entitled to vote.

Section 1.04 Meetings Held Upon Stockholder Demand. Within 30 days after receipt of a demand by the Chief Executive Officer or the Chief Financial Officer from any stockholder or stockholders entitled to call a meeting of the stockholders, it shall be the duty of the Board of Directors of the Corporation to cause a special or regular meeting of stockholders, as the case may be, to be duly called and held on notice no later than 90 days after receipt of such demand. If the Board of Directors fails to cause such a meeting to be called and held as required by this Section 1.04, the stockholder or stockholders making the demand may call the meeting by giving notice as provided in Section 1.06 hereof at the expense of the Corporation.

Section 1.05 Adjournments. Any meeting of the stockholders may be adjourned from time to time to another date, time and place. If any meeting of the stockholders is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment and the adjourned meeting is held not more than 120 days after the date fixed for the original meeting. At any adjourned meeting at which a quorum is present, any business may be transacted which may have been transacted at the meeting as originally noticed.

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Section 1.06 Notice of Meetings. Unless otherwise required by law, written notice of each meeting of the stockholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than 60 days prior to the meeting to every holder of shares entitled to vote at such meeting except as specified in Section 1.05 or as otherwise permitted by law. Notice may be given to a stockholder by means of electronic communication if the requirements of Section 222 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), are met. Notice to a stockholder is also effectively given if the notice is addressed to the stockholder or a group of stockholders in a manner permitted by the rules and regulations under the Securities Exchange Act of 1934 (the “Exchange Act”), so long as the Corporation has first received the written or implied consent required by those rules and regulations. The business transacted at a special meeting of stockholders is limited to the purposes stated in the notice of the meeting.

Section 1.07 Waiver of Notice. A stockholder may waive notice of the date, time, place and purpose or purposes of a meeting of stockholders. A waiver of notice by a stockholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally, by authenticated electronic communication or by attendance. Attendance by a stockholder at a meeting, including attendance by remote communication, is a waiver of notice of that meeting, unless the stockholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 1.08 Voting Rights.

Subdivision 1. A stockholder shall have one vote for each share held which is entitled to vote. Except as otherwise required by law, a holder of shares entitled to vote may vote any portion of the shares in any way the stockholder chooses. If a stockholder votes without designating the proportion or number of shares voted in a particular way, the stockholder is deemed to have voted all of the shares in that way.

Subdivision 2. The Board of Directors (or an officer of the Corporation, if authorized by the Board) may fix a date not more than 60 days nor less than 10 days before the date of a meeting of stockholders as the record date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting. When a record date is so fixed, only stockholders on that date are entitled to notice of and permitted to vote at that meeting of stockholders notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed. If the Board of Directors fails to fix a record date for determination of the stockholders entitled to notice of and to vote at, any meeting of stockholders, the record date shall be the 20th day preceding the date of such meeting.

Section 1.09 Proxies. A stockholder may cast or authorize the casting of a vote (a) by filing a written appointment of a proxy, signed by the stockholder, with an officer of the Corporation at or before the meeting at which the appointment is to be effective, or (b) by telephonic transmission or authenticated electronic communication, whether or not accompanied by written instructions of the stockholder, of an appointment of a proxy with the Corporation or the Corporation’s duly appointed agent at or before the meeting at which the appointment is to be effective. The telephonic transmission or authenticated electronic communication must set forth or be submitted with information sufficient to determine that the stockholder authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

Section 1.10 Quorum. The holders of a majority of the voting power of the shares entitled to vote at a stockholder’s meeting are a quorum for the transaction of business at a regular or special meeting. If a quorum is present when a duly called or held meeting is convened, the stockholders present may continue to transact business until adjournment, even though the withdrawal of a number of the stockholders originally present leaves less than the proportion or number otherwise required for a quorum.

Section 1.11 Acts of Stockholders.

Subdivision 1. Except as otherwise required by law or specified in the Certificate of Incorporation of the Corporation, the stockholders shall take action by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of stockholders.

Subdivision 2. A stockholder voting by proxy authorized to vote on less than all items of business considered at the meeting shall be considered to be present and entitled to vote only with respect to those items of business for which the proxy has authority to vote. A proxy who is given authority by a stockholder who abstains with respect to an item of business shall be considered to have authority to vote on that item of business.

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Section 1.12Order of Business. The Chairman, or an officer of the Corporation designated from time to time by a majority of the Board of Directors, will call meetings of stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the Chairman or other presiding officer of any meeting of stockholders will also determine the order of business and have the authority in his or her sole discretion to determine the rules of procedure and regulate the conduct of the meeting, including, without limitation, by: (a) imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxy holders) that may attend the meeting; (b) ascertaining whether any stockholder or his or her proxy holder may be excluded from the meeting based upon any determination by the Chairman or other presiding officer, in his or her sole discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat; (c) determining the circumstances in which any person may make a statement or ask questions at the meeting; (d) ruling on all procedural questions that may arise during or in connection with the meeting; (e) determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting; (f) determining the time or times at which the polls for voting at the meeting will be opened and closed; and (g) making the determinations set forth in Subdivision 12 of Section 1.13 and Subdivision 11 of Section 2.14.

Section 1.13 Proposals Regarding Business Other Than Director Nominations.

Subdivision 1. The proposal of business (other than the nomination and election of directors to the Board of Directors, which is subject to Section 2.14) to be considered by the stockholders at a regular meeting of stockholders may be made (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who complies with this Section 1.13. For business to be properly brought before a regular meeting by a stockholder, the stockholder must, in addition to any other applicable requirements, provide timely notice thereof in writing to the Secretary of the Corporation in proper form and in accordance with this Section 1.13.

Subdivision 2. The business transacted at any special meeting of stockholders is limited to the purpose or purposes stated in the notice of the meeting given pursuant to Section 1.06. For business to be properly brought before a special meeting by a stockholder, the stockholder must, in addition to any other applicable requirements, provide timely notice thereof in writing to the Secretary of the Corporation in proper form in accordance with this Section 1.13.

Subdivision 3. To be timely, a stockholder’s notice to the Corporation of business to be considered by the stockholders at a regular meeting must be received by the Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s regular meeting. If, however, the date of the regular meeting is more than 30 days before or 60 days after such anniversary date, notice by a stockholder is timely only if so received not less than 90 days before the regular meeting or, if later, within 10 days after the first public announcement of the date of the regular meeting. To be timely, a stockholder’s notice to the Corporation of business to be considered by the stockholders at a special meeting must be received by the Secretary not more than five business days after delivery to the Corporation of a Stockholder Special Meeting Notice. Except to the extent otherwise required by law, the adjournment of a meeting will not commence a new time period for the giving of a stockholder’s notice as required above.

Subdivision 4. To be in proper form, a stockholder’s notice to the Secretary of the Corporation of business to be brought before a meeting must set forth in writing as to each matter the stockholder proposes to bring before a regular or special meeting:

A. a reasonably detailed description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the reasons why such stockholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its stockholders;

B. a reasonably detailed description of any material interest of any Proposing Person in such business and a reasonably detailed description of all agreements, arrangements and understandings among the Proposing Persons or between any Proposing Person and any other person or entity (including their names) in connection with the proposal;

C. in the case of a special meeting called by stockholders entitled to call a special meeting in accordance with Sections 1.03 and 1.04, an agreement by the Proposing Persons to notify the Secretary of the Corporation immediately in the case of any disposition prior to the record date for the meeting of shares of the Corporation owned of record and an acknowledgement that any such disposition shall be deemed a revocation of such demand to the extent of such disposition, such that the number of shares disposed of shall not be included in determining whether the required percentage of voting power of all shares of the Corporation entitled to vote has been reached; and

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D. the text of the proposal or business (including the text of any resolutions proposed for consideration).

Subdivision 5. To be in proper form, a stockholder’s notice to the Secretary of the Corporation of any business to be brought before a regular or special meeting must set forth in writing as to each Proposing Person (as such term is defined in Subdivision 14 of this Section 1.13):

A. the name and address of the stockholder providing notice, as they appear on the Corporation’s books, and each other Proposing Person;

B. the class or series (if any) and number of shares of the Corporation that are directly or indirectly beneficially owned or held of record by such Proposing Person (including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time);

C. a description of any (a) option, warrant, convertible security, stock appreciation right or similar right or interest (including any derivative securities, as defined under Rule 16a-1 under the Exchange Act or other synthetic arrangement having characteristics of a long position), assuming for purposes of these Bylaws presently exercisable, with an exercise or conversion privilege or a settlement or payment mechanism at a price related to any class or series of securities of the Corporation or with a value derived in whole or in part from the value of any class or series of securities of the Corporation, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of securities of the Corporation or otherwise, directly or indirectly held of record or owned beneficially by such Proposing Person and whether or not such Proposing Person may have entered into transactions that hedge or mitigate the economic effects of such security or instrument and (b) each other direct or indirect right or interest that may enable such Proposing Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of shares of the Corporation or the Corporation’s other securities, in each case regardless of whether (x) such right or interest conveys any voting rights in such security to such Proposing Person, (y) such right or interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such right or interest (any such right or interest referred to in this clause (C) being a “Derivative Instrument”);

D. any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Person has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of such Proposing Person;

E. any short interest of such Proposing Person in any security of the Corporation, including, without limitation, any repurchase or similar so called “stock borrowing” agreement or other contract, arrangement, understanding or relationship or other agreement the purpose or effect of which is to mitigate loss or which provides any party, directly or indirectly, the opportunity to profit from or share in any profit derived from any decrease in the price or value of the subject security;

F. any rights directly or indirectly held of record or beneficially by the Proposing Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation;

G. any proportionate interest in securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

H. any performance related fees (other than an asset-based fee) to which the Proposing Person may be entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, including, without limitation, any such interests held by members of such Proposing Person’s immediate family sharing the same household or any affiliates of such Proposing Person;

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I. any equity interests, including any Derivative Instruments or short interests, in any competitor (as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended) of the Corporation;

J. any material pending or threatened legal proceeding involving the Corporation, any affiliate of the Corporation or any of their respective directors or officers, to which such Proposing Person or its affiliates is a party;

K. any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting;

L. a representation (a) that the stockholder giving notice is a holder of record of shares entitled to vote at the meeting, will continue to be a holder of record of shares entitled to vote at the meeting through the date of the meeting and intends to appear at the meeting to make the proposal; (b) as to whether any Proposing Person intends, or is part of a group that intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Corporation entitled to vote and required to approve the proposal and, if so, identifying such Proposing Person; and (c) as to whether any Proposing Person intends to engage in or be a participant in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the proposal and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and

M. a representation that the stockholder will update and supplement the notice to the Secretary of the Corporation in writing, so that the notice is true and correct as of the record date for the meeting and as of the date that is 10 days prior to the meeting or any recess, adjournment or postponement thereof (which update must be received by the Secretary of the Corporation not later than 10 days after the record date and five days before the meeting or any recess, adjournment or postponement thereof, respectively).

Subdivision 6. In addition, the stockholder providing notice shall, from time to time, update and supplement any of the foregoing information to reflect any change so that such information is true and correct as of the record date and as of the date that is 10 days prior to the meeting or any recess, adjournment or postponement thereof by delivering, as promptly as practicable, but, in any event, no later than 10 days after the record date and five days prior to the meeting or any recess, adjournment or postponement thereof, respectively, a notice in writing of such updated and supplemented information to the Secretary of the Corporation. For the avoidance of doubt, any information provided pursuant to this Subdivision 6 of this Section 1.13 shall not, and shall not be deemed to, cure any deficiencies in any Proposing Person’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit such Proposing Person to amend any proposal or to submit any new or amended proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting, except as otherwise set forth in these Bylaws.

Subdivision 7. A stockholder is not entitled to have its proposal included in the Corporation’s proxy statement or form of proxy solely as a result of such stockholder’s compliance with the foregoing provisions of this Section 1.13.

Subdivision 8. If a stockholder does not appear at the meeting to present its proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such proposal may have been solicited, obtained or delivered).

Subdivision 9. The Corporation may require any Proposing Person to furnish such other information as may be reasonably required by the Corporation to verify such Proposing Person’s compliance with these Bylaws and applicable laws. Such Proposing Person shall provide such other information within 10 calendar days after the Corporation has requested such other information.

Subdivision 10. With respect to this Section 1.13, a stockholder must also comply with all applicable requirements of Delaware law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.13.

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Subdivision 11. The Chairman or other presiding officer at any meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures prescribed in this Section 1.13 and, if the Chairman or other presiding officer so determines, any such business not properly brought before the meeting shall not be transacted. Notwithstanding anything in these Bylaws to the contrary: (i) no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 1.13, and (ii) unless otherwise required by law, if a Proposing Person intending to propose business at a meeting pursuant to this Section 1.13 does not provide the information required under this Section 1.13 to the Secretary of the Corporation in accordance with the applicable timing or other requirements set forth in these Bylaws, or the Proposing Person does not appear at the meeting to present the proposed business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the Corporation.

Subdivision 12. Notwithstanding anything to the contrary in this Section 1.13, this Section 1.13 does not apply to any stockholder proposal made pursuant to Rule 14a-8 promulgated under the Exchange Act. The requirements, procedures and notice deadlines of Rule 14a-8 shall govern any proposal made pursuant thereto.

Subdivision 13. For purposes of Section 1.13 and Section 2.14:

A. “public announcement” means disclosure (a) when made in a press release reported by Dow Jones News Service, Associated Press or comparable national news service, (b) when contained in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act, or (c) when given as the notice of the meeting pursuant to Section 1.06; and

B. “Proposing Person” means (a) the stockholder providing the notice of business proposed to be brought before a meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before a meeting is given, and (c) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.

ARTICLE II DIRECTORS

Section 2.01 Number. The number of directors of the Corporation shall be no less than two (2) and no more than nine (9) as determined from time to time by the Board of Directors. Except as otherwise required in the Certificate of Incorporation and as provided by Section 2.02 of this Article II, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director as elected shall hold office as provided in Article X of the Certificate of Incorporation.

Section 2.02 Vacancies. Vacancies on the Board of Directors resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum. Vacancies on the Board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time such directorships are created. Each person elected to fill a vacancy shall hold office until a qualified successor is elected by the stockholders at the next regular meeting or at any special meeting duly called for that purpose, except that any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director’s predecessor.

Section 2.03 Place of Meetings. Each meeting of the Board of Directors shall be held at the principal place of business of the Corporation or at such other place as may be designated from time to time by a majority of the members of the Board of Directors or by the Chief Executive Officer. A meeting may be held by conference among the directors using any means of communication through which the directors may simultaneously hear each other during the conference.

Section 2.04 Regular Meetings. Regular meetings of the Board of Directors for the election of officers and the transaction of any other business shall be held without notice at the place of and immediately after each regular meeting of the stockholders.

Section 2.05 Special Meetings. A special meeting of the Board of Directors may be called for any purpose or purposes at any time by (a) the Chairman or other presiding officer or (b) a majority of the directors constituting the whole Board of Directors, giving not less than two days’ notice to all directors of the date, time and place of the meeting, provided that when notice is mailed, at least four days’ notice shall be given. The notice need not state the purpose of the meeting.

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Section 2.06 Waiver of Notice; Previously Scheduled Meetings.

Subdivision 1. A director of the Corporation may waive notice of the date, time and place of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally, by authenticated electronic communication or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

Subdivision 2. If the day or date, time and place of a meeting of the Board of Directors have been provided herein or announced at a previous meeting of the Board of Directors, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

Section 2.07 Quorum. The presence of a majority of the directors consisting of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum.

Section 2.08 Acts of Board. Except as otherwise required by law or specified in the Certificate of Incorporation of the Corporation, the Board of Directors shall take action by the affirmative vote of a majority of the directors present at a duly held meeting.

Section 2.09 Participation by Electronic Communications. A director may participate in a meeting of the Board of Directors by any means of communication through which the director, other directors so participating and all directors physically present at the meeting may simultaneously hear each other during the meeting. A director so participating shall be deemed present in person at the meeting.

Section 2.10 Absent Directors. A director of the Corporation may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 2.11 Action Without a Meeting. An action required or permitted to be taken at a meeting of the Board of Directors, or any committee of the Board of Directors, may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the directors. The written action is effective when signed, or consented to by authenticated electronic communication, by all directors, unless a different effective time is provided in the written action.

Section 2.12 Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board of Directors in the management of the business of the Corporation only to the extent provided in the resolution. Committees may include a special litigation committee consisting of one or more independent directors or other independent persons to consider legal rights or remedies of the Corporation and whether those rights and remedies should be pursued. Committees, other than special litigation committees, shall be subject at all times to the direction and control of the Board of Directors. A committee shall consist of one or more directors, appointed by affirmative vote of a majority of the directors present at a duly held meeting of the Board of Directors. Section 2.03 and Sections 2.05 and 2.11 hereof shall apply to committees and members of committees to the same extent as those sections apply to the Board of Directors and directors. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director. Unless otherwise provided in the Certificate of Incorporation of the Corporation or the resolution of the Board of Directors establishing the committee, a committee may create one or more subcommittees, each consisting of one or more members of the committee, and may delegate to a subcommittee any or all of the authority of the committee. In these Bylaws, unless the language or context clearly indicates that a different meaning is intended, any reference to a committee is deemed to include a subcommittee, and any reference to a committee member is deemed to include a subcommittee member.

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Section 2.13 Compensation. The Board of Directors may fix the compensation, if any, of directors.

Section 2.14 Director Nominations.

Subdivision 1. Only persons who are nominated in accordance with the procedures set forth in this Section 2.14 are eligible for election to the Board of Directors at a regular or special meeting of stockholders, unless otherwise provided in the Certificate of Incorporation of the Corporation. Nominations of persons for election to the Board of Directors may be made at a regular or special meeting of stockholders and only (a) by or at the direction of the Board of Directors or (b) by any stockholder who (i) has complied with all applicable requirements of this Section 2.14 in relation to such nomination, (ii) was a stockholder of record of the Corporation at the time of giving the notice required by Subdivision 2 of this Section 2.14 and is a stockholder of record of the Corporation at the time of the meeting, (iii) is entitled to vote at the meeting and (iv) subject to this Section 2.14, has nominated a number of nominees that does not exceed the number of directors that will be elected at such meeting.

Subdivision 2. For a nominee for election to the Board of Directors to be properly brought before a meeting by a stockholder, the stockholder must, in addition to any other applicable requirements, provide timely notice thereof in writing to the Secretary of the Corporation in proper form and in accordance with this Section 2.14.

Subdivision 3. To be timely, a stockholder’s notice to the Corporation of nominations for election to the Board of Directors to be made at a regular meeting must be received by the Secretary of the Corporation not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s regular meeting. If, however, the date of the regular meeting is more than 30 days before or 60 days after such anniversary date, notice by a stockholder is timely only if so received not less than 90 days before the regular meeting or, if later, within 10 days after the first public announcement of the date of the regular meeting. To be timely, a stockholder’s notice to the Corporation of nominations for election to the Board of Directors to be made at a special meeting must be received by the Secretary not more than five business days after delivery to the Corporation of a Stockholder Special Meeting Notice. Except to the extent otherwise required by law, the adjournment of a meeting will not commence a new time period for the giving of a stockholder’s notice as described above.

Subdivision 4. To be in proper form, a stockholder’s notice to the Corporation of nominations for election to the Board of Directors must set forth in writing the information required by Subdivisions 5 and 6 of this Section 2.14.

Subdivision 5. A stockholder’s notice to the Corporation of nominations for election to the Board of Directors must set forth in writing as to each Nominating Person (as such term is defined in Subdivision 13 of this Section 2.14):

A. the information set forth in Subdivision 5 of Section 1.13 (except that for purposes of this Section 2.14, the term “Nominating Person” will be substituted for the term “Proposing Person” in all places where it appears in Subdivision 5 of Section 1.13, the term “elect” will be substituted for the term “approval,” and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 2.14);

B. a written representation as to whether such Nominating Person intends, or is part of a group that intends, to solicit proxies in support of director nominees other than the nominees of the Board of Directors or a duly authorized committee thereof in accordance with Rule 14a-19 under the Exchange Act; and

C. for any Nominating Person that the stockholder’s notice indicates intends, or is part of a group that intends, to solicit proxies in support of director nominees other than the nominees of the Board of Directors or a duly authorized committee thereof in accordance with Rule 14a-19 under the Exchange Act, a written agreement (in substantially the form provided by the Secretary of the Corporation upon written request), on behalf of such Nominating Person and any group of which it is a member, pursuant to which such Nominating Person acknowledges and agrees that (a) the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s nominees if such Nominating Person (i) notifies the Corporation that such Nominating Person no longer intends, or is part of a group that no longer intends, to solicit proxies in support of director nominees other than the nominees of the Board of Directors or a duly authorized committee thereof in accordance with Rule 14a-19 under the Exchange Act or (ii) fails to comply with Rules 14a-19(a)(2) and (3) under the Exchange Act, and (b) if any Nominating Person provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act, such Nominating Person shall deliver to the Secretary of the Corporation, no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives in good faith) that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

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Subdivision 6. A stockholder’s notice to the Corporation of nominations for election to the Board of Directors must set forth in writing as to each person whom the stockholder giving notice proposes to nominate for election to the Board of Directors:

A. all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to Subdivision 5 of this Section 2.14 if such proposed nominee were a Nominating Person;

B. all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies for an election of directors in a contested election (including such proposed nominee’s written consent to be named in the proxy statement and other proxy materials as a nominee and to serve as a director if elected);

C. a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, and any other material relationships, between or among such Nominating Person and its affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her affiliates, associates or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the stockholder giving the notice or any other Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;

D. a completed questionnaire (in the form provided by the Secretary of the Corporation upon written request) with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made; and

E. a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that the proposed nominee (a) is qualified and if elected intends to serve as a director of the Corporation for the entire term for which such proposed nominee is standing for election, (b) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with the proposed nominee’s fiduciary duties under applicable law, (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (d) if elected as a director of the Corporation, the proposed nominee would be in compliance, and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (e) will sit for an interview (which may be conducted via virtual meeting) with the Corporation’s Corporate Governance and Nominating Committee within ten business days following the Corporation’s request for such an interview. The Corporation may require any proposed nominee to furnish, and such proposed nominee must furnish as promptly as practicable, such other information as may be reasonably required by the Corporation to determine the qualifications and eligibility of such proposed nominee to serve as a director.

Subdivision 7. If any (a) Nominating Person provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act and (b) such Nominating Person subsequently either (i) notifies the Corporation that such Nominating Person no longer intends to, or is part of a group that no longer intends to, solicit proxies in support of director nominees other than the nominees of the Board of Directors or a duly authorized committee thereof in accordance with Rule 14a-19 under the Exchange Act or (ii) fails to comply with the requirements of Rules 14a-19(a)(2) and (3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s nominees, notwithstanding that proxies or votes in favor thereof may have been received by the Corporation. If any Nominating Person provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act, such Nominating Person shall deliver to the Secretary, no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives in good faith) that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

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Subdivision 8. In addition, the stockholder providing notice shall, from time to time, update and supplement any of the foregoing information to reflect any change so that such information is true and correct as of the record date and as of the date that is 10 days prior to the meeting or any recess, adjournment or postponement thereof by delivering, as promptly as practicable, but, in any event, no later than 10 days after the record date and five days prior to the meeting or any recess, adjournment or postponement thereof, respectively, a notice in writing of such updated and supplemented information to the Secretary of the Corporation. For the avoidance of doubt, any information provided pursuant to this Subdivision 8 of this Section 2.14 shall not, and shall not be deemed to, cure any deficiencies in any Nominating Person’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit such Nominating Person to amend any nomination or to submit any new or change or add nominees proposed to be brought before a meeting, except as otherwise set forth in these Bylaws.

Subdivision 9. A stockholder is not entitled to have its nominees included in the Corporation’s proxy statement solely as a result of such stockholders compliance with the foregoing provisions of this Section 2.14.

Subdivision 10. If a stockholder does not appear at the meeting to present its nomination, such nomination will be disregarded (notwithstanding that proxies in respect of such nomination may have been solicited, obtained or delivered).

Subdivision 11. The Corporation may require any Nominating Person or its nominees to furnish such other information as may be reasonably required by the Corporation to (a) verify such Nominating Person’s, or such Nominating Person’s nominees’, compliance with these Bylaws and applicable laws or (b) verify such Nominating Person’s nominees’ qualifications and eligibility to serve as a director. Such Nominating Person, or nominee, as applicable, shall provide such other information within 10 calendar days after the Corporation has requested such other information.

Subdivision 12. With respect to this Section 2.14, a stockholder must also comply with all applicable requirements of Delaware law and the Exchange Act and the rules and regulations thereunder (including, without limitation, Rule 14a-19 of the Exchange Act) with respect to the matters set forth in this Section 2.14.

Subdivision 13. The Chairman or other presiding officer at any meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 2.14, and if the Chairman or other presiding officer so determines, the defective nomination will be disregarded. Notwithstanding anything in these Bylaws to the contrary: (a) no nominations shall be made at any meeting except in accordance with the procedures set forth in this Section 2.14, and (b) unless otherwise required by law, if a Nominating Person intending to make nominations at a meeting pursuant to Section 2.14 does not provide the information required under Section 2.14 to the Secretary of the Corporation in accordance with the applicable timing or other requirements set forth in these Bylaws, or Nominating Person (or a qualified representative thereof) does not appear at the meeting to present the nominations, such nominations shall not be considered, notwithstanding that proxies in respect of such nominations may have been received by the Corporation.

Subdivision 14. For purposes of Section 1.13 and Section 2.14, “Nominating Person” means (a) the stockholder providing the notice of the nomination proposed to be made at a meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of nomination proposed to be made at a meeting is given, and (c) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.

Section 2.15 Chairman. The Board of Directors, by a majority vote of the whole Board of Directors, shall elect a Chairman from among the members of the Board of Directors. The Chairman shall not be considered an officer of the Corporation in his or her capacity as such. The Chairman may be removed from that capacity by a majority vote of the directors comprising the whole Board of Directors. The Chairman shall preside at meetings of the Board of Directors and of the stockholders of the Corporation and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws. In the absence of the Chairman, such other director of the Corporation designated by the Chairman or by the majority vote of the directors comprising the whole Board of Directors shall act as chairman of any such meeting. The Chairman or the Board of Directors may appoint a Vice Chairman of the Board of Directors to exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Chairman or by the Board of Directors.

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ARTICLE III OFFICERS

Section 3.01 Number and Designation. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board of Director, including, without limitation, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board of Director. Any of the offices or functions of those offices may be held by the same person.

Section 3.02 Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have the general active management of the business of the Corporation; (b) shall, when present, preside at all meetings of the stockholders and Board of Directors; (c) shall see that all orders and resolutions of the Board of Directors are carried into effect; (d) may maintain records of and certify proceedings of the Board of Directors and stockholders; and (e) shall perform such other duties as may from time to time be assigned by the Board of Directors.

Section 3.03 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors; (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all of such officer’s transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

Section 3.04 President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors.

Section 3.05 Vice Presidents. Any one or more Vice Presidents, if any, may be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents. During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Vice President, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the President. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the Board of Directors, be made on the basis of the earliest date of appointment or election, or in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

Section 3.06 Secretary. The Secretary, unless otherwise determined by the Board of Directors, shall attend all meetings of the stockholders and all meetings of the Board, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these Bylaws, the Secretary shall give or cause to be given notice of all meetings of the stockholders and all meetings of the Board of Directors.

Section 3.07 Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board of Directors.

Section 3.08 Authority and Duties. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board of Directors may, without the approval of the Board of Directors, delegate some or all of the duties and powers of an office to other persons.

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Section 3.09 Term.

Subdivision 1. All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

Subdivision 2. An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

Subdivision 3. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly held meeting of the Board of Directors.

Subdivision 4. A vacancy in an office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired portion of the term by the Board of Directors.

Section 3.10 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board of Directors.

ARTICLE IV CERTIFICATE OF SHARES

Section 4.01 Certificated and Uncertificated Shares.

Subdivision 1. The shares of the Corporation shall be either certificated shares or uncertificated shares.

Subdivision 2. Each certificate of shares of the Corporation shall be signed by any two authorized officers of the Corporation, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

Subdivision 3. A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Director to determine the relative rights and preferences of subsequent classes or series.

Section 4.02 Declaration of Dividends and Other Distributions. The Board of Directors shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by law.

Section 4.03 Transfer of Shares. Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by such person’s attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.

Section 4.04 Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action and in such case only stockholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

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ARTICLE V MISCELLANEOUS

Section 5.01 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, or the President, or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors. If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

Section 5.02 Advances. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

Section 5.03 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 5.04 Corporate Seal. The Corporation shall have no corporate seal.

Section 5.05 Inspection of Books and Records. Pursuant to and in accordance with Section 220 of the DGCL a stockholder of the Corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation and in a manner so as not to unreasonably interfere with the normal operation of the business of the corporation, books and records of the Corporation. The stockholder may inspect and copy such records only if the stockholder’s demand is made in good faith and for a proper purpose; the stockholder describes with reasonable particularity the stockholder’s purpose and the records the stockholder desires to inspect; and the records are directly connected with the stockholder’s purpose.

ARTICLE VI INDEMNIFICATION

Section 6.01 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified by the Corporation to the fullest extent permitted or required by the DGCL and any other applicable law (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith (“Indemnifiable Losses”); provided, however, that, except as provided in Section 6.04 with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee pursuant to this Section 1 in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

Section 6.02 Right to Advancement of Expenses. The right to indemnification conferred in Section 6.01 shall include the right to advancement by the Corporation of any and all expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation service to an employee benefit plan) shall be made pursuant to this Section 6.02 only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay, without interest, all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 6.02. An Indemnitee’s right to an Advancement of Expenses pursuant to this Section 6.02 is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under Section 6.01 with respect to the related Proceeding or the absence of any prior determination to the contrary.

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Section 6.03 Contract Rights. The rights to indemnification and to the Advancement of Expenses conferred in Sections 6.01 and 6.02 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 6.04 Right of Indemnitee to Bring Suit. If a claim under Sections 6.01 or 6.02 is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to the fullest extent permitted or required by the DGCL (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader reimbursements of prosecution or defense expenses than such law permitted the Corporation to provide prior to such amendment), to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses, without interest, upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors or a committee thereof, its stockholders or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors or a committee thereof, its stockholders or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses hereunder pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, shall be on the Corporation.

Section 6.05 Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Nothing contained in this Article VI shall limit or otherwise affect any such other right or the Corporation’s power to confer any such other right.

Section 6.06 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.07 No Duplication of Payments. The Corporation shall not be liable under this Article VI to make any payment to an Indemnitee in respect of any Indemnifiable Losses to the extent that the Indemnitee has otherwise actually received payment (net of any expenses incurred in connection therewith and any repayment by the Indemnitee made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.

ARTICLE VII SECURITIES OF OTHER CORPORATIONS

Section 7.01 Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation (a) to attend any meeting of security holders of other corporations in which the Corporation may hold securities and vote such securities on behalf of the Corporation; (b) to execute any proxy for such meeting on behalf of the Corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of the Corporation. At such meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation possesses. The board of directors may, from time to time, grant such power and authority to one or more other persons and may remove such power and authority from the Chief Executive Officer or any other person or persons.

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Section 7.02 Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon other person or persons.

ARTICLE VIII AMENDMENTS

Section 8.01 Amendments. Any Bylaw may be amended or repealed by the Board of Directors, provided that, after adoption of the initial Bylaws, the Board of Directors shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings of stockholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office. The Board of Directors may adopt or amend a Bylaw to increase the number of directors.

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